                                                               EXHIBIT 99.05



                             JOINT FILING AGREEMENT


          This will confirm the agreement by and among all the undersigned that the Schedule 13D, and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of Checkers Drive-In Restaurants, Inc., is being filed by GIANT GROUP, LTD. on behalf of each of the undersigned. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: February 24, 1997



                                     GIANT GROUP, LTD.


                                     By: /s/ CATHY WOOD
                                        -------------------------------------
                                         Cathy Wood, Chief Financial Officer,
                                         Secretary and Treasurer



                                     KCC DELAWARE COMPANY


                                     By: /s/ CATHY WOOD
                                        -------------------------------------
                                         Cathy Wood, Chief Financial Officer,
                                         Secretary and Treasurer